UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MAXRAY OPTICAL TECHNOLOGY CO. LTD.

(Exact name of small business issuer as specified in its charter)

                       Delaware                                                                                                      N/A

         (State or other Jurisdiction                                                                     (IRS Employer Identification

of incorporation)                                                                                           Number)

5618 Tenth Line West, Unit 9

Mississauga, Ontario, CANADA L5M 7L9

 (Address of principal executive offices, including zip code)

Title of each class to be so registered                 Name of each exchange on which class is to be registered

Common

    Over The Counter Bulletin Board

_______________________________           ________________________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-147225 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common

_________________

(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained under the heading "Description of Securities" in the Registrant's registration statement on

Amendment No. 16 to Form S-1 (File No. 333-147225), filed with the Securities and Exchange Commission on July 23, 2009 as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation.(1)
3.2	Bylaws.(1)

_________________

Note:
(1)	Filed Previously with SB-2 on November 7, 2007

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Maxray Optical Technology Co. Ltd.

Date: June 14, 2011

     By: __________________________________

           John Campana, CEO & President

Endnotes

2